Exhibit 32
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
The undersigned, the Chief Executive Officer and the Chief Financial Officer of Grubb & Ellis Company (the “Company”), each hereby certifies that to his knowledge, on the date hereof:
(a) the Quarterly Report on Form 10-Q/A of the Company for the period ended June 30, 2011 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and
(b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas P. D’Arcy Thomas P. D’Arcy Chief Executive Officer (Principal Executive Officer)

August 18, 2011

/s/ Michael J. Rispoli

Michael J. Rispoli Chief Financial Officer (Principal Financial Officer)

August 18, 2011